The Trustees and Shareholders
Keystone Small Company Growth Fund (S-4)

     We consent to the use of our report dated June 27, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the prospectus.

                                   /s/ KPMG Peat Marwick LLP
                                       KPMG Peat Marwick LLP

Boston, Massachusetts
July 30, 1997                                                  7